UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 15, 2016

WHITE MOUNTAIN TITANIUM CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	000-55441	87-057730
(State or Other Jurisdiction of	Commission File Number	(IRS Employer Identification No.)
Incorporation)

Augusto Leguia 100, Oficina 1401, Las Condes, Santiago Chile	None
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (56 2) 2657-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events.

2016 Annual Shareholders’ Meeting

On January 15, 2016, the Board of Directors of White Mountain Titanium Corporation, a Nevada corporation (the “Company”), approved holding the 2016 Annual Shareholders' Meeting at 10:00 am local time on April 20, 2016, at the Company’s principle executive offices. The record date for the meeting has been set for March 15, 2016.

At the meeting, shareholders of the Company will vote on the following items:

            1.        To elect seven directors of the Company to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified.

            2.        To ratify the appointment of Smythe Ratcliffe LLP to serve as the Company’s independent registered public accounting firm for fiscal 2016.

            3.        To cast an advisory vote to approve executive compensation.

            4.        To hold an advisory vote on whether an advisory vote on executive compensation should be held every one, two or three years.

            5.        To transact such other business as may properly come before the meeting.

Shareholders of the Company who wish to have a proposal considered for inclusion in the Company's proxy materials for the 2016 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must ensure that such proposal is received by the Company's Secretary, Ronald N. Vance, at 1656 West Reunion Avenue, Suite 250, South Jordan, Utah 84095, by facsimile at (801) 446-8803, or by electronic mail at jamie@vancelaw.us, on or before the close of business on February 1, 2016, which the Company has determined to be a reasonable time before it expects to begin to print and send its proxy materials. Any such proposal must also meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy materials for the Annual Shareholders’ Meeting.

Nominating Committee

On January 15, 2016, our Board of Directors approved the creation of the Nominating Committee and adopted the Nominating Committee Charter, a copy of which has been posted on our corporate website. The initial composition of the Nominating Committee is as follows:

  Howard Crosby, Chairman
  Yee Y (Sue) Pei
  John May
  Wei Lu

Shareholder Nominations

Our Board of Directors has delegated authority to the Nominating Committee to select director nominees. The Nominating Committee will consider selections for nominations from a variety of sources, including members of the Board of Directors, business contacts, community leaders and members of management. The Nominating Committee also considers director nominees recommended by stockholders. In accordance with our Nominating Committee Charter, stockholders who wish their proposed nominee to be considered by the Nominating Committee should submit information about their nominee(s) in writing to the Company’s Secretary the Company's Secretary, Ronald N. Vance, at 1656 West Reunion Avenue, Suite 250, South Jordan, Utah 84095, by facsimile at (801) 446-8803, or by electronic mail at jamie@vancelaw.us on or before the close of business on February 1, 2016.

The stockholder’s notice to the Secretary must set forth as to each proposed nominee: (1) such person’s name, age, business address and, if known, residence address, (2) such person’s principal occupation or employment, (3) the class and number of shares of stock of the Company which are beneficially owned by such person, and (4) any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. In addition, to be effective, the stockholder’s notice must be accompanied by the written consent of the proposed nominee to serve as a director if elected and to furnish required information. Our Nominating Committee Charter also includes additional notice requirements with respect to those giving the notice.

The Nominating Committee will select a total of up to 12 director nominees for the 2016 Annual Shareholders’ Meeting. For the 2016 Annual Shareholders’ Meeting, the Nominating Committee has also determined that it will only consider nominations from shareholders or a group of shareholders who have held their shares for at least one year and who own, either individually or in the aggregate as a group, at least three percent of the Company’s outstanding votes as of the date the notice is provided to the Company. In the future, the Nominating Committee will evaluate and adopt permanent procedures for nominations. Nominations may also be made from the floor by those in attendance at the Annual Shareholders’ Meeting.

Shareholder Request for Special Meeting

From December 29, 2015, through January 8, 2016, certain shareholders of the Company forwarded to the Company requests that a special meeting of shareholders be called to elect directors pursuant to Article II Section 2 of the Company’s Bylaws. After consultation with local counsel, management determined that Nevada law would not permit the election of directors at a special meeting. Nevertheless, management determined to hold the 2016 Annual Shareholders’ Meeting as soon as reasonably practicable and to accept nominations from stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White Mountain Titanium Corporation

Date: January 15, 2016	By:	/s/ Kin Wong
Kin Wong, Chief Executive Officer